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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-30443 of Houston Industries Incorporated on Form S-3 of our report dated February 21, 1997, appearing in the Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Houston, Texas

July 8, 1997